Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

Between

Clean Power Concepts Inc. (hereinafter referred to as “CPOW”)

And

Chongqing Grain Croup Co., LTD (hereinafter referred to as “CGG”)

Under this Memorandum of Understanding (hereinafter referred to as the “MOU”)  both parties (CPOW and CGG) agree to:

加拿大CPOW 公司与重庆粮食集团经友好协商，就在加拿大西部省份城市新建年产60万吨级菜籽压榨油厂达成如下意向：

●	Form a Joint Venture Relationship, hereinafter referred to as the “JV”

建立合资战略伙伴关系，以下简称为“JV”。

●
The objective of the JV is to explore the feasibility of jointly building and managing a 600 thousand metric tonne (MT) food canola crush plant located somewhere in Western Canada. The plant will be located in an area with good proximity to canola seeds and mutually acceptable railway access.

”JV” 就在加拿大西部省份城市建立年产60万吨级的菜籽压榨油厂，选址应在加拿大菜籽主产区中心，且靠近铁路中转站。

●
To form a Joint Venture company (hereinafter referred to as a LLP or Limited Liability Partnership) that will be established for the express purpose of building and managing the proposed canola crush plant. CPOW will be assisting with, and handle all related legal issues in regards with the plant. The share structure will be divided as the following:

CGG holds 90% of JV, CPOW holds 10% of JV.

共同建立一家合资公司，并以该合资公司建设油菜籽压榨厂，其在加拿大的相关法律手续由CPOW负责办理，公司股份比例拟定为重庆粮油集团占90%，CPOW占10%。

Based on the mutually agreed share structure as mentioned above, both parties will have the board of chairs established in order to accomplish the construction and managing the plant. The members of the board will be decided based on the share structure respectively (CPOW is entitled to have additional members on board if necessary) after mutual agreement.

按照出资比例，组建董事会及负责榨油厂投资建设、生产经营管理的班子。董事会成员按照投资比例（加方可适当增加比例）设定。

●	That CGG agrees to commit to purchase all oil output/offtake of the JV

重庆粮食集团同意以市场价买入合资公司 所有的油脂产品。

●	That CPOW agrees to commit to purchase all meal output/offtake of the JV

CPOW 同意以市场价买入合资公司所有的菜粕产品。

●	That CPOW agrees to secure required input/seed from Western Canadian producers by contracting with such producer to provide the input requirements of the JV

CPOW应保证合资公司油菜籽的来源以满足压榨厂的生产需要。

●
The CPOW will be responsible in generating JV’s feasibility reports and the design of the plant, respecting fees which will incur will be paid for by both parties based on the proportion determined of the share structure. The plant will be constructed in compliance with Canadian legal, environmental and safety rules, regulations and statutory requirements.

由CPOW负责项目的可研报告和榨油厂的设计，费用按双方投资比例分担。同时，负责办理压榨厂的一切相关手续应符合加拿大本地的法律程序、环保安全规划以及其它的政府规定的要求。

●
To Minimize CGG’s investment risk within CANADA. Within 20 business days, CPOW will provide legalized documents in compliance with rules and restrictions on foreign ownership’s investment within CANADA. All proper fees incur in getting the legalized documents will be paid for by CGG, detail monetary figures will be dealt with after mutual agreements between the two parties.

CPOW应在20个工作日内向重庆粮食集团提供外资在加拿大投资的相关法律文件，并保证文件的真实性，以规避重庆粮食集团在加拿大的投资风险。所产生的律师费用由重庆粮食集团承担，但具体金额需经双方协商后确定。

●
CPOW will provide assistance to JV in organizing logistic operations as a part of the ongoing due diligence process which includes port facilitation arrangements, elevator/warehouse storage and oil tanker arrangements in order to provide CGG with clear logistic access to both canola seeds and oil.

CPOW为合资公司在加拿大建立完整的物流运输体系提供帮助和咨询，包括建设港口设施，仓容设施等，以保证重庆粮食集团在加拿大购买的油菜籽和菜油顺利运输。

●
CPOW also agrees with help and assisting CGG to carry on necessary business activities which will incur in CANADA including access to governmental business assistance programs and establish relationship with appropriate agriculture commissions.

CPOW同意为合资公司和重庆粮食集团在加拿大的商务活动提供支持，并协调加拿大相关部门，如政府、行业协会等。

●	Both parties will be responsible in establishing management and engineering teams for JV.

共同组建压榨厂的管理团队，如技术人员等。

●	It is anticipated that the combined minimum investment would be in between 70 to 90 million Canadian dollars range

初步保守的承建预算值在7千到 9千万加币左右。

●
That the agreed concepts and principles of the MOU be more fully documented in the form of a more detailed and executed binding agreement between the two parties.  The process of finalization of this agreement is agreed by both parties to be completed with 45 days of the signed acceptance of both parties of the MOU.

余下详细条款将在双方进一步的友好协商下探讨达成，预计日程将于在此有效期内45个工作日内达成并且签署。

Terms above to be effected and valid as the date of the signature of this MOU.

以上条约在签订后生效

Chongqing Grain Group Co., LTD		Clean Power Concepts Inc.

重庆粮食集团有限责任公司			CPOW

January 15, 2011

Per:	/s/ Hu Jun Lie	Per:	/s/ Michael Shenher
	China National Association		President & CEO
	of Grain Sector Vice Chairman and		Clean Power Concepts Inc.
	President Chongqing Grain Group Co., Ltd.		General Bio Energy Inc.